SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): September 18, 2015


                        GLOBAL EQUITY INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)

          Nevada                      000-54557                 27-3986073
(State or other jurisdiction         (Commission             (I.R.S. Employer
    of incorporation)                File Number)         Identification Number)

               X3 Jumeirah Bay, Office 3305, Jumeirah Lake Towers
                                   Dubai, UAE
               (Address of Principal Executive Offices) (Zip Code)

      Registrant's telephone number, including area code: +971 (0) 42767576

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2., below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting  material  pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement  communication pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement  communication pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.133-4(c))
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ITEM 8.01 OTHER EVENTS

     On October 17, 2013, Global Equity International, Inc. "Company") entered into a Loan Agreement with MMW Capital Limited and ELW Capital Limited ("Loan Agreement"), pursuant to which the company borrowed (Great Britain pounds)200,000 (equivalent to U.S. $319,598).

     As previously reported in our Form 10-Q Quarterly Report filed on August 12, 2015, the amount due to MMW Capital Limited and ELW Capital Limited under the Loan Agreement, including interest and penalties, amounted to $1,041,151 at June 30, 2015.

     On September 18, 2015, we entered into an Addendum to the Loan Agreement ("Addendum") in which the parties agreed to revise the terms of the Loan Agreement making the loan a nonconvertible, non-interest bearing loan. The Addendum, which supersedes the Loan Agreement, now provides that the principal and interest due under the Addendum to the Loan Agreement amount to only
$500,000 and that no new or additional interest or penalties may accrue thereunder in the future.

     As a result of the new agreement, the Company is able to write-off $541,151 of debt.

     The payment terms of the new agreement allow us to repay the $500,000 over the course of one year with manageable payment installments.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

     (d) Exhibits

     Exhibit No.               Description of Exhibit
     -----------               ----------------------

        10.1 Addendum to Loan Agreement, dated September 18, 2015, by and between the Company and MMW Capital Limited and ELW Capital Limited.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 18, 2015

                                       GLOBAL EQUITY INTERNATIONAL, INC.


                                       By: /s/ Enzo Taddei
                                          -------------------------------------
                                          Enzo Taddei
                                          Chief Financial Officer

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